Exhibit 4.1
BLACKBOARD INC.
AS ISSUER
AND
U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE
3.250% CONVERTIBLE SENIOR NOTES DUE JULY 1, 2027
INDENTURE
DATED AS OF JUNE 20, 2007

CROSS-REFERENCE TABLE*

TIA Indenture Section		Section
Section 310	(a)(1)	9.09
	(a)(2)	9.09
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	9.09
	(b)	9.08; 9.10
	(c)	N.A.
Section 311	(a)	9.13
	(b)	9.13
	(c)	N.A.
Section 312	(a)	2.05
	(b)	12.03
	(c)	12.03
Section 313	(a)	9.15
	(b)(1)	N.A.
	(b)(2)	9.15
	(c)	9.15; 12.02
	(d)	9.15
Section 314	(a)	6.02; 6.03
	(b)	N.A.
	(c)(1)	12.04(a)
	(c)(2)	12.04(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.04(b)
	(f)	N.A.
Section 315	(a)	9.01(a); 9.01(b)(i)
	(b)	9.14; 12.02
	(c)	9.01(a)
	(d)	9.01(c)
	(e)	8.11
Section 316	(a) (last sentence)	2.09
	(a)(1)(A)	8.05
	(a)(1)(B)	8.04
	(a)(2)	N.A.
	(b)	8.07
	(c)	12.05
Section 317	(a)(1)	8.08; 12.01
	(a)(2)	8.09; 12.01
	(b)	2.04; 12.01
Section 318	(a)	12.01
	(b)	N.A.
	(c)	12.01

*	Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

i

Page
Section 12.13 Separability	67
Section 12.14 Calculations in Respect of the Securities	67
Section 12.15 Table of Contents, Headings, Etc.	67

Exhibit A	Form of Note: - Assignment Form - Form of Repurchase Notice - Form of Conversion Notice - Form of Fundamental Change Purchase Notice

Exhibit B	Table showing the Increase in Conversion Rate in connection with a Make-Whole Fundamental Change

     THIS INDENTURE, dated as of June 20, 2007, is between BLACKBOARD INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity and not in its individual capacity, the “Trustee”).
     In consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto agree as follows for the equal and ratable benefit of the Holders of the Securities.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
     “Additional Interest” has the meaning specified in Section 8.01.
     “Additional Securities” has the meaning specified in Section 2.02(d).
     “Additional Shares” has the meaning specified in Section 5.03.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
     “Agent” means any Registrar, Paying Agent or Conversion Agent.
     “Agent Members” has the meaning specified in Section 2.01(b).
     “Applicable Conversion Price” means, at any time, an amount equal to $1,000 divided by the Applicable Conversion Rate in effect at such time, rounded to the nearest cent.
     “Applicable Conversion Rate” has the meaning specified in Section 5.02.
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.
     “Applicable Stock Price” is equal to the average of the Closing Sale Prices of the Company’s Common Stock over the Cash Settlement Averaging Period.
     “Bankruptcy Law” has the meaning specified in Section 8.01.
     “Base Conversion Rate” per $1,000 principal amount of Securities is 15.4204, subject to adjustment as set forth in Section 5.03 and Section 5.07 hereof.

     “Base Conversion Price” is a dollar amount (initially $64.85) derived by dividing $1,000 by the Base Conversion Rate.
     “beneficial owner” has the meaning specified in Section 3.01(a).
     “Board of Directors” means the board of directors of the Company or, except as used in the definition of Fundamental Change and except where the context otherwise requires, any duly authorized committee of such board of directors.
     “Business Combination” has the meaning specified in Section 5.01.
     “Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York, New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.
     “capital stock” has the meaning specified in Section 3.01(a).
     “Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “Cash Settlement Averaging Period” has the meaning specified in Section 5.14.
     “Close of Business” means 5:00 p.m. New York City time.
     “Closing Sale Price” means, on any Trading Day, the reported last sale price per share of the Common Stock (or, if no last sale price is reported, the average of the bid and ask prices per share at 4:00 p.m. New York City time or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by Nasdaq or, if the Common Stock is not quoted or listed for trading on Nasdaq, as reported by the principal national or regional securities exchange on which the Common Stock is listed or otherwise as provided in this Indenture.
     “Common Stock” means, subject to Section 5.10, shares of common stock of the Company, par value $0.01 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable upon conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.
     “Company Notice” has the meaning specified in Section 3.14.

     “Company Notice Date” has the meaning specified in Section 3.14.
     “Company Order” has the meaning specified in Section 2.02(d).
     “Conversion Agent” has the meaning specified in Section 2.03.
     “Conversion Date” has the meaning specified in Section 5.04(a).
     “Conversion Notice” has the meaning specified in Section 5.04(a).
     “Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be principally administered, which office at the date of the execution of this Indenture is located at One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Corporate Trust Services, or such other office as the Trustee may designate by written notice to the Company.
     “Custodian” has the meaning specified in Section 8.01.
     “Daily Conversion Value” has the meaning specified in Section 5.14.
     “Daily Settlement Amount” has the meaning specified in Section 5.14.
     “Default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.
     “Depositary” has the meaning specified in Section 2.01(b).
     “Distributed Property” has the meaning specified in Section 5.07(c).
     “Effective Date” has the meaning specified in Section 5.03(b).
     “Event of Default” has the meaning specified in Section 8.01.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Ex Date” means (i) when used with respect to any dividend or distribution, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution; and (ii) when used with respect to any tender offer or exchange offer, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained after the expiration time.
     “Expiration Date” has the meaning specified in Section 5.07(e).
     “Fundamental Change” has the meaning specified in Section 3.01(a).
     “Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

     “Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a).
     “Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(c).
     “Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a).
     “GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time and consistently applied.
     “Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 2 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Holder” or “Securityholder” means the person in whose name a Security is registered in the Register.
     “Incremental Share Factor” is 9.5605, subject to the same proportional adjustments as the Base Conversion Rate.
     “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.
     “Initial Securities” means the Securities issued on the date hereof in the aggregate principal amount of $165,000,000, and any Securities issued in replacement thereof.
     “Interest Payment Date” has the meaning set forth in the Securities.
     “Interest Payment Record Date” has the meaning set forth in the Securities.
     “Legal Holiday” has the meaning specified in Section 12.07.
     “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change pursuant to clauses (i), (ii) and (iii) under the definition of Fundamental Change specified in Section 3.01(a), after giving effect to all exceptions and exclusions to such definition.
     “Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence on any Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock for an aggregate period in excess of one half hour.
     “Maturity Date” means July 1, 2027.
     “Merger Event” has the meaning specified in Section 5.10.
     “Nasdaq” means the Nasdaq Stock Market.
     “Notice of Default” has the meaning specified in Section 8.01.
     “NYSE” means the New York Stock Exchange.
     “Officer” means, with respect to any Person, the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Legal Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.
     “Officers’ Certificate” means a certificate signed by at least two Officers of the Company; provided, however, that for purposes of Section 5.12 and Section 6.03, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company.
     “Opening of Business” means 9:00 a.m. New York City time.
     “Opinion of Counsel” means a written opinion from legal counsel containing, as applicable, the information specified in Section 12.04. The counsel may be an employee of or counsel to the Company who is reasonably satisfactory to the Trustee.
     “Paying Agent” has the meaning specified in Section 2.03.
     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, statutory trust, unincorporated organization, government or any agency or political subdivision thereof.
     “Principal Amount” of a Security means the Principal Amount as set forth on the face of the Security.
     “Prospectus” means the Prospectus Supplement dated June 14, 2007.
     “Record Date” means (i) with respect to any payment of interest on the Securities, each June 15 and December 15 (whether or not a Business Day) and (ii) with respect to the events specified in Section 5.07, the meaning specified in Section 5.07(f).
     “Redemption Date” has the meanings specified in Section 3.07.
     “Redemption Price” has the meanings specified in Section 3.07.

     “Reference Property” has the meaning specified in Section 5.10.
     “Register” has the meaning specified in Section 2.03.
     “Registrar” has the meaning specified in Section 2.03.
     “Repurchase Date” has the meaning specified in Section 3.14.
     “Repurchase Price” has the meaning specified in Section 3.14.
     “Repurchase Right” has the meaning specified in Section 3.14.
     “Responsible Officer”, when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.
     “Security” or “Securities” means the Company’s 3.250% Convertible Senior Notes due 2027, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.
     “Settlement Amount” has the meaning specified in Section 5.14.
     “Significant Subsidiary” means any Subsidiary of the Company which has: (i) consolidated assets or in which the Company and its other Subsidiaries have investments equal to or greater than 10% of the Company’s total consolidated assets; or (ii) consolidated gross revenue equal to or greater than 10% of the Company’s consolidated gross revenue, measured as at the end of the Company’s most recently completed fiscal year in the case of consolidated assets or investments or for the most recently completed fiscal year in case of consolidated gross revenue.
     “Specified Indebtedness” has the meaning specified in Section 8.01(f).
     “Spin-Off” has the meaning specified in Section 5.07(c).
     “Spin-Off Securities” has the meaning specified in Section 5.07(c).

     “Stock Price” has the meaning specified in Section 5.03(b).
     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding voting stock (as defined in Section 3.01) or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof, or persons performing similar functions, is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
     “TIA” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.
     “Trading Price” on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for $1,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids can reasonably be obtained by the Trustee, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, this one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $1,000,000 principal amount of the Securities from a nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the Trading Price of the notes will be deemed to be less than 95% of the product of (a) the Applicable Conversion Rate of the Securities as of the determination date multiplied by (b) the Closing Sale Price of the Company’s Common Stock on such determination date. The Trustee will determine the Trading Price of the Securities unless the Company appoints a different bid solicitation agent, who shall not be the Company’s affiliate.
     “Trust Officer” means, with respect to the Trustee, any officer within the Corporate Trust Services department (or any successor department) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Trustee” means U.S. Bank National Association, not in its individual capacity, but solely in its capacity as trustee hereunder, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor Trustee.
     “Underwriters” means Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc.

     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “voting stock” has the meaning specified in Section 3.01(a).
     Section 1.02 Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the TIA. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC;
     “indenture securities” means the Securities;
     “indenture security Holder” means a Securityholder;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the indenture securities means the Company and any successor obligor on the Securities.
     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.
     Section 1.03 Rules of Construction. Unless the context otherwise requires:
     (a) a term has the meaning assigned to it herein;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) words in the singular include the plural, and words in the plural include the singular;
     (d) provisions apply to successive events and transactions;
     (e) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;
     (f) the masculine gender includes the feminine and the neuter;
     (g) references to agreements and other instruments include subsequent amendments thereto;
     (h) references to “interest” include Additional Interest;

     (i) “herein,” “hereof,” “hereunder,” “hereinafter” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (j) unless context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;
     (k) “or” is not exclusive; and
     (l) “including” means including without limitation.
ARTICLE 2
THE SECURITIES
     Section 2.01 Form and Dating. The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit A is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.
     The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (a) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities, in each case in accordance with this Indenture. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by this Section 2.12, or otherwise in accordance with this Indenture, and shall be made on the records of the Trustee and the Depositary.
     The Company shall issue and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in accordance with Section 2.02, initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or to the Securities Custodian pursuant to the Depositary’s instructions and (iii) shall bear legends required for Global Securities as set forth in Exhibit A hereto.

     (b) Book Entry Provisions. No members of, or participants in, the Depositary (“Agent Members”) nor any owner of a beneficial interest in the Securities shall have any rights under this Indenture with respect to any Global Security held on their behalf by the “Depositary” or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or such nominee, as the case may be, or (B) impair, as between the Depositary and its Agent Members, the Applicable Procedures or the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     None of the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of a Depositary or for any transactions between a Depositary and any beneficial owner or between or among beneficial owners.
     (c) Certificated Securities. Certificated Securities shall be issued only under the circumstances provided in Section 2.12(a)(ii).
     Section 2.02 Execution and Authentication. (a) A duly authorized Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.
     (b) If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
     (c) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     (d) The Trustee shall initially authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $165,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company may, without the consent of the Holders, issue additional Securities (the “Additional Securities”) with the same terms and with the same CUSIP number as the Securities in an unlimited aggregate principal amount; provided, however that no such Additional Securities may be issued unless fungible with the notes offered hereby for U.S. federal income tax purposes. The Trustee shall authenticate Additional Securities thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture) for original issue upon a Company Order of the Company in aggregate principal amount as specified in such order. Each such Company Order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. Such

Additional Securities shall have terms identical to the Initial Securities except for issuance dates and prices and with respect to interest accruing prior to their date of issuance, and will constitute the same series as the Initial Securities for all purposes hereunder, including, without limitation, waivers, amendments and offers to purchase.
     (e) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.
     Section 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the United States where Securities may be presented for purchase or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”), and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities (“Register”) and of their transfer and exchange.
     The Company may have one or more co-registrars, one or more additional paying agents, and one or more additional conversion agents. The term “Registrar” includes any co-registrar, including any named pursuant to Section 6.06. The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 6.06. The term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 6.06.
     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.
     The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.
     Section 2.04 Paying Agent to Hold Money and Securities in Trust. Prior to 11:00 a.m., New York City time, on each due date of payments in respect of Securities, or delivery of Cash or shares of Common Stock, as applicable and as provided herein, the Company shall deposit with the Paying Agent Cash (in immediately available funds if deposited on the due date) or with the Conversion Agent such number of shares of Common Stock or other consideration sufficient to make such payments or deliveries when so becoming due. The Company shall require each

Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Securityholders or the Trustee all Cash, Common Stock or other consideration, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment or delivery. If the Company or an Affiliate of the Company acts as Paying Agent or Conversion Agent, as applicable, it shall segregate the Cash, Common Stock and other consideration, as applicable, held by it as Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.
     The Company at any time may require a Paying Agent or Conversion Agent, as applicable, to pay all Cash, Common Stock or other consideration, as applicable, held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to the Paying Agent or the Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to pay forthwith to the Trustee all Cash, Common Stock or other consideration, as applicable, so held in trust by such Paying Agent or Conversion Agent. Upon doing so, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for such Cash, Common Stock or other consideration, as applicable.
     Section 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list of the names and addresses of the Securityholders in such form and as of such date as the Trustee may reasonably request.
     Section 2.06 Transfer and Exchange. (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall, if such Security is a Certificated Security, be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto and, if applicable, a transfer certificate, in the form included in Exhibit A attached hereto, and in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Section 2.10, Section 10.05, Article 3 or Article 5, in each case, not involving any transfer.
     Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental

Change Purchase Notice has been delivered and not validly withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).
     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
     (b) Any Registrar appointed pursuant to Section 2.03 or Section 6.06 hereof shall provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
     Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book-entry system.
     Section 2.07 Replacement Securities. If (a) any mutilated security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security or indemnity as shall be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be, in accordance herewith.
     Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
     Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued and outstanding hereunder.
     The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.08 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid or repurchased pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.
     If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide or protected purchaser. A mutilated Security ceases to be outstanding upon surrender and replacement thereof pursuant to Section 2.07.
     If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 11:00 a.m., New York City time, on the Maturity Date or on a Fundamental Change Purchase Date, as the case may be, Cash sufficient to pay all Initial Securities and all Additional Securities then payable, then on and after such Maturity Date or Fundamental Change Purchase Date, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue.
     If a Security is converted in accordance with Article 5, then on the Conversion Date, such Security shall cease to be outstanding and interest on such Security shall cease to accrue, unless there shall be a default in the delivery of the consideration payable hereunder upon such conversion.
     Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding solely because the Company or an Affiliate of the Company holds the Security.
     Section 2.09 Treasury Securities. In determining whether the Holders of the required principal amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding for such purposes, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, request, demand, authorization, direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not, and is not acting on the behalf of, the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor. If requested by the Trustee, the Company agrees to notify the Trustee in writing of the existence of any such Treasury Securities or Securities owned by the Company, any other obligor on the Securities, or, to the knowledge of the Company, any Affiliate of the Company.
     Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably considers appropriate for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
     Section 2.11 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 5.
     Section 2.12 Additional Transfer and Exchange Requirements. (a) (i) All Securities that are purchased pursuant to Article 3 or otherwise acquired by the Company shall be delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.
          (ii) Certificated Securities shall be issued in exchange for interests in the Global Securities only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days of such notice or (y) if an Event of Default has occurred and is continuing. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise in accordance with the Applicable Procedures, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. In the event that the Certificated Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Depositary to issue such Certificated Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 8.06 or 8.07 hereof, the right of any beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such Beneficial Owner’s Securities as if such Certificated Securities had been issued.
          (iii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(ii), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     (b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(ii), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:
     (x) to register the transfer of the Certificated Securities to a person who shall take delivery thereof in the form of Certificated Securities only; or
     (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.06(a).
     (c) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(ii) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and (ii) briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:
     (x) to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security; or
     (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.06(a).
     Section 2.13 CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices of purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP,” “ISIN” or other similar numbers.
     Section 2.14 Defaulted Interest. If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a reasonable manner. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange.
ARTICLE 3
REPURCHASE OF SECURITIES; REDEMPTION
     Section 3.01 Repurchase of Securities upon a Fundamental Change. (a) In the event a Fundamental Change shall occur at any time when any Securities remain outstanding, each Holder shall have the right, at such Holder’s option, to require the Company to purchase all of such Holders’ Securities or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof on a date specified by the Company (the "Fundamental Change Purchase Date”) that is not less than 15 nor more than 45 Business Days after the date the Company mails the Fundamental Change Company Notice pursuant to Section 3.01(b), at a purchase price in Cash equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid interest, if any, to, but not including, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”) (unless the Fundamental Change Purchase Date is between an Interest Payment Record Date and the following Interest Payment Date, in which case the Company will pay any accrued interest to the Holder of record on the Interest Payment Record Date), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 3.01(c).
     A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:
(i)	any “person” or “group” (other than the Company or its employee benefit plans) becomes the “beneficial owner,” directly or indirectly, of shares of the Company’s voting stock representing 50% or more of the total voting power of all outstanding classes of the Company’s voting stock or has the power, directly or indirectly, to elect a majority of the members of the board of directors of the Company;

(ii)	the Company consolidates with, or merges with or into, another Person or, in a single transaction or a series of transactions, the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company’s assets, or any Person consolidates with, or merges with or into, the Company, provided, however, that for purposes of this clause (ii) the following transactions will be deemed not to be a Fundamental Change:
(1)	any transaction (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s capital stock or (B) pursuant to which holders of the Company’s capital stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

(2)	any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity.
(iii)	the Common Stock into which the Securities are then convertible ceases to be listed on the NYSE, Nasdaq or another national securities exchange and is not then quoted on an established automated over-the-counter trading market in the United States;

(iv)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Company’s Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the Company’s directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s board of directors then in office; or

(v)	the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution.
     Notwithstanding anything to the contrary set forth in this Indenture, a Fundamental Change or Make-Whole Fundamental Change shall be deemed not to have occurred in the case of a merger or consolidation, if at least 90% of the consideration (excluding Cash payments for fractional shares and Cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock (or depositary shares or receipts in respect thereof) of a company traded on a national securities exchange or quoted on the Nasdaq Global Market or Nasdaq Global Select Market (or which shall be so traded or quoted when issued or exchanged in connection with the transaction) and as a result of such transaction or transactions the Securities are convertible into cash and the consideration received by holders of the Company’s Common Stock as set forth under Section 5.10.
     For purposes of this Section 3.01:
(1)	“person” and “group” shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

(2)	a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture;

(3)	“beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

(4)	“board of directors” means the board of directors or other governing body charged with the ultimate management of any person;

(5)	“capital stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person; and

(6)	“voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors.
             (b) Notice of Fundamental Change. No later than 15 days prior to the anticipated effective date of a Fundamental Change or five days after such later date on which the Company has actual knowledge of such Fundamental Change, the Company shall notify the Trustee of the Fundamental Change Purchase Date and shall mail a written notice of the Fundamental Change (the “Fundamental Change Company Notice”) to each Holder (and to beneficial owners as required by applicable law) in accordance with Section 12.02. The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state, as applicable:
(i)	the events causing such Fundamental Change and the date of such Fundamental Change;

(ii)	that the Holder has a right to require the Company to purchase the Holder’s Securities;

(iii)	the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change purchase right;

(iv)	the Fundamental Change Purchase Date;

(v)	the Fundamental Change Purchase Price;

(vi)	the procedures that the Holder must follow to exercise its Fundamental Change purchase right under this Section 3.01;

(vii)	the names and addresses of the Paying Agent and the Conversion Agent;

(viii)	that the Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(ix)	that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security;

(x)	the Base Conversion Rate, the number of Additional Shares (to the extent determinable) and the Incremental Share Factor;

(xi)	that the Securities with respect to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 5 of this Indenture only if either (i) the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price;

(xii)	the procedures for withdrawing a Fundamental Change Purchase Notice;

(xiii)	that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

(xiv)	the CUSIP number(s) of the Securities.
     If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures for repurchases.
     At the Company’s request, the Trustee shall give the Fundamental Change Company Notice on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be consented to by the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.01(b); provided further, however, that the text of such notice shall be prepared by the Company.
     (c) Fundamental Change Purchase Notice. A Holder may exercise its right specified in Section 3.01(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to and actually received by a Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice must state:
(i)	if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;

(ii)	the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and

(iii)	that such Securities are being tendered for and shall be purchased by the Company on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in this Indenture.
     The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price; provided, however, that such Fundamental Change Purchase Price shall be paid pursuant to this Section 3.01 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Fundamental Change Purchase Notice.
     The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Section 3.01 that apply to the purchase of all of a Security also apply to the purchase of such a portion of such Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02(b).
     A Paying Agent shall promptly notify the Company once each Business Day of the receipt by it of any Fundamental Change Purchase Notices or written notices of withdrawal thereof.
     (d) Notwithstanding anything herein to the contrary, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn, and such Securities may be surrendered or delivered for purchase, in accordance with the Applicable Procedures.
     Section 3.02 Effect of Fundamental Change Purchase Notice. (a) Upon receipt by any Paying Agent of a Fundamental Change Purchase Notice, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (i) the Fundamental Change Purchase Date (provided such Holder has satisfied the conditions in Section 3.01(c) with respect to such Security) and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c). A Security in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 5 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice, unless either (i) such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.02(b); or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price, provided, that the conversion right with respect to such Security shall terminate at the Close of Business on the date immediately prior to the date such default is cured and such Security is purchased in accordance herewith.
     (b) A Fundamental Change Purchase Notice may be withdrawn by any Holder delivering such Fundamental Change Purchase Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form) to and actually received by the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:
(i)	if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted;

(ii)	the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be $1,000 or an integral multiple thereof; and

(iii)	the principal amount, if any, of the Securities that remains subject to the original Fundamental Change Purchase Notice and that has been or shall be delivered for purchase by the Company.
     Section 3.03 Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on a Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount in Cash (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased on that Fundamental Change Purchase Date.
     If a Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on a Fundamental Change Purchase Date, Cash sufficient to pay the aggregate Fundamental Change Purchase Price of all Securities for which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn in accordance with this Indenture, then, on and after such Fundamental Change Purchase Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities by their Holders to the Paying Agent).
     Section 3.04 Securities Purchased in Part. Upon surrender of a Security that is to be repurchased in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in aggregate amount to the unpurchased portion of the Security surrendered.
     Section 3.05 Repayment to the Company. To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase on the Fundamental Change Purchase Date, then, within one day after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess Cash to the Company.
     Section 3.06 Compliance with Securities Laws upon Purchase of Securities. When complying with the provisions of Article 3 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:
     (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and
     (b) otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to this Article 3 to be exercised in the time and in the manner specified herein.
     Section 3.07 Optional Redemption. On or after July 1, 2011, the Company, at its option, may redeem the Securities in whole at any time or in part from time to time, in any integral multiple of $1,000, for cash at a price equal to 100% of the principal amount of the Securities to be redeemed (the “Redemption Price”), together with accrued but unpaid interest thereon, if any, up to, but not including, the date selected for redemption (the “Redemption Date”); provided that if the Redemption Date is between the Close of Business on a Record Date and the Opening of Business on the related Interest Payment Date, accrued but unpaid interest, if any, will be payable to the Holders in whose names the Securities are registered at the Close of Business on the relevant Record Date.
     The Company may not redeem the Securities, in whole or in part, upon less than 30 nor more than 60 days prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder at the address of such Holder appearing in the security register.
     Section 3.08 Notices to Trustee of Redemption. If the Company elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee at least 15 days prior to the mailing of the notice of redemption (unless a shorter notice period shall be satisfactory to the Trustee) of the Redemption Date and the aggregate principal amount of Securities to be redeemed.
     Section 3.09 Selection of Securities to Be Redeemed. If the Company elects to redeem Securities pursuant to Section 3.07 and less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis. The Trustee shall make the selection from Securities outstanding not previously called for redemption. Securities and portions of them the Trustee selects shall be in amounts of $1,000 principal amount or positive integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and the principal amount thereof to be redeemed.
          The Registrar need not transfer or exchange any Securities selected for redemption, except the unredeemed portion of the Securities redeemed in part. Also, the Registrar need not transfer or exchange any Securities for a period of 15 days before any selection of Securities for redemption and ending at the Close of Business on the date on which the relevant notice of redemption is deemed to have been given.
          If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.
     Section 3.10 Notice of Redemption At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.
          The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed and shall state:
          (i) the Redemption Date;

     (ii) the Redemption Price, plus the amount of accrued and unpaid interest to be paid on the Securities called for redemption;
     (iii) the Applicable Conversion Rate and Applicable Conversion Price;
     (iv) the name and address of the Paying Agent and Conversion Agent;
     (v) the date on which the right to convert the principal of the Securities called for redemption will terminate and the place or places where such Securities may be surrendered for conversion;
     (vi) that Securities are convertible prior to the Close of Business on the date that is one Business Day prior to the Redemption Date;
     (vii) that Holders who want to convert Securities must satisfy the requirements in Article 5;
     (viii) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (ix) that unless the Company shall default in the payment of the Redemption Price and interest (including Additional Interest, if any) on Securities called for redemption ceases to accrue on and after the Redemption Date and that the Securities will cease to be convertible after the Close of Business on the Business Day immediately preceding the Redemption Date; and
     (x) the CUSIP number or numbers, as the case may be, of the Securities.
          At the Company’s request, upon reasonable prior notice, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the form and content of such notice shall be prepared by the Company.
     Section 3.11 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the date of redemption, and, on and after such date (unless the Company shall default in the payment of the Redemption Price), such Securities shall cease to bear interest and Additional Interest. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest (including Additional Interest, if any) to, but excluding, the Redemption Date, subject to the proviso to Section 3.07.
     Section 3.12 Deposit of Redemption Price. On or before the Redemption Date, the Company shall deposit with the Paying Agent money in funds immediately available on the Redemption Date sufficient to pay the Redemption Price of and accrued interest (including Additional Interest, if any) on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

     Section 3.13 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security or Securities in an aggregate principal amount equal to the unredeemed portion of the Security surrendered.
          If any Security selected for partial redemption is converted in part, the converted portion of such Security shall be deemed to be the portion selected for redemption.
     Section 3.14 Repurchase of Securities on Specified Dates. (a) At the option of the Holder, a Holder shall have the right (a “Repurchase Right”) to cause the Company to repurchase on July 1, 2011, July 1, 2017 and July 1, 2022 (each, a “Repurchase Date”) all or a portion of the Securities held by such Holder for cash at a price per Security equal to 100% of the aggregate principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest thereon, if any, up to, but not including, the Repurchase Date; provided that if the Repurchase Date is between the Close of Business on a Record Date and the Opening of Business on the related Interest Payment Date, accrued but unpaid interest, if any, will be payable to the Holders in whose names the Securities are registered at the Close of Business on the relevant Record Date.
          Unless the Company has given a notice of redemption pursuant to Section 3.07, the Company shall give written notice of each Repurchase Date to the Holders (the “Company Notice”). The Company Notice shall be sent by first-class mail to the Trustee and to each Holder not less than 30 days nor more than 60 days prior to any Repurchase Date (the “Company Notice Date”). The Company will also disseminate the Company Notice via a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases. Each Company Notice shall include a form of Option of Holder to Elect Repurchase Notice to be completed by a Holder that wishes to exercise its Repurchase Right and shall state:
     (i) the Repurchase Date;
     (ii) the Repurchase Price, plus the amount of accrued and unpaid interest (including Additional Interest, if any) to be paid on the Securities called for redemption;
     (iii) the then Applicable Conversion Rate and Applicable Conversion Price;
     (iv) the name and address of the Paying Agent and Conversion Agent;
     (v) that Holders who want to convert Securities must satisfy the requirements in Article 5;
     (vi) that Securities must be surrendered to the Paying Agent to collect the Repurchase Price;
     (vii) that unless the Company shall default in the payment of the Repurchase Price and interest (including Additional Interest, if any) on Securities will cease to accrue on and after the Repurchase Date and that the Securities will cease to be convertible at the Close of Business on the Business Day immediately preceding the Repurchase Date; and
     (viii) the CUSIP number or numbers, as the case may be, of the Securities.
          At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days prior to the date by which such Company Notice must be given to the Holders and that, in all cases, the text of such Company Notice shall be prepared by the Company.
          To exercise a Repurchase Right, a Holder shall deliver to the Trustee, or to a Paying Agent designated by the Company for such purpose in the Company Notice, at any time from the Opening of Business on the date that is 30 Business Days prior to the Repurchase Date until the Close of Business on the fifth business day prior to the Repurchase Date, (i) the Option of Holder to Elect Repurchase Notice on the back of the Securities with respect to which the Repurchase Right is being exercised, or any other form of written notice substantially similar to the Option of Holder to Elect Repurchase Notice, in each case, duly completed and signed, with appropriate signature guarantee, and (ii) such Securities with respect to which the Repurchase Right is being exercised, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Trustee, or such Paying Agent, a nontransferable receipt of deposit evidencing such deposit.
          In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall, on the later of the Repurchase Date and the time of compliance will all delivery requirements with respect to the Securities to be repurchased, deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04), an amount of Cash (to be available on the Repurchase Date) sufficient to pay the Repurchase Price (plus accrued and unpaid interest, including Additional Interest, if any) with respect to all of the Securities which are to be repurchased on that date.
          (b) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Option of Holder to Elect Repurchase Notice contemplated by this Section 3.14 shall have the right to withdraw such notice at any time prior to the close of business on the second business day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.11.
.
ARTICLE 4 [RESERVED]
ARTICLE 5
CONVERSION
     Section 5.01 Conversion Privilege. (a) Subject to the provisions of this Article Five, the Securities will be convertible into Cash, and, if applicable, Common Stock or other property as provided herein, only in the circumstances described below in clauses (i)-(v), and prior to the

Close of Business on the Business Day immediately preceding the Maturity Date, unless such Securities have been previously redeemed or repurchased. A Holder’s right to convert a Security called for redemption will terminate at the Close of Business on the Business Day immediately preceding the redemption date or repurchase date for the Security, unless the Company defaults in making the payment due upon redemption or repurchase. In addition, if a Holder has exercised its right to require the Company to repurchase Securities under Article 3, such Holder may convert its Securities only if it withdraws its notice and converts its Securities before the Close of Business on the Business Day immediately preceding such repurchase date. Subject to the foregoing, the Securities are convertible if any of the following conditions is satisfied:
     (i) Conversion Upon Satisfaction of Common Stock Price Condition. Prior to January 1, 2027, during any quarter commencing after June 30, 2007, and only during such quarter, if the Closing Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the quarter immediately preceding such quarter (appropriately adjusted to take into account the occurrence, during such 30 consecutive Trading-Day period, of any event requiring adjustment of the Base Conversion Price under this Indenture) is more than 130% of the Base Conversion Price on such 30th Trading Day;
     (ii) Conversion Upon Satisfaction of Trading Price Condition. During the five consecutive Business-Day period after any five consecutive Trading-Day period in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described below in Section 5.01(c), for each Trading Day of such five Trading-Day period was less than 95% of the product of the average of the Closing Sale Prices of the Common Stock for such five Trading-Day period and the Applicable Conversion Rate;
     (iii) Conversion Upon Notice of Redemption. Such Security has been called for redemption by the Company pursuant to Section 3.07 and the redemption has not yet occurred, so long as the Holder surrenders such Security for conversion (or if the Security is held in book-entry form, complete and deliver to the Depository appropriate instructions in accordance with the Applicable Procedures) prior to the Close of Business on the date that is one Business Day prior to the applicable Redemption Date (provided that if the Company shall default in paying the Redemption Price when due, the conversion right shall continue until such time as such default is cured and such Security is redeemed), whether or not the Security is otherwise convertible at such time;
     (iv) Conversion Prior to Maturity. At any time beginning on January 1, 2027 and ending at the Close of Business on the Business Day immediately preceding the Maturity Date.
     (v) Conversion Upon Specified Corporate Transactions. (A) There occurs a distribution to all or substantially all holders of Common Stock of rights, warrants or options entitling them (for a period commencing no earlier than the date of distribution and expiring not more than 60 days after the date of distribution) to subscribe for or purchase shares of Common Stock at a price less than the average Closing Sale Prices of the Common Stock for the 10 Trading Days immediately preceding the date such distribution was first publicly announced; or

     (B) There occurs a distribution to all or substantially all holders of Common Stock of Cash or other assets, evidences of Company indebtedness, rights or warrants to purchase or subscribe for Capital Stock or other securities of the Company, where the fair market value of such distribution per share of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) exceeds 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date such distribution was first publicly announced;
provided that any Holder of a Security shall have no right to convert any Security pursuant to this Section 5.01(a)(v) (A) or (B) if such Holder otherwise participates in the distribution described in this Section 5.01(a)(v) (A) or (B) on an as-converted basis (assuming for this purpose that the Securities are convertible solely into Common Stock at the Applicable Conversion Rate) without conversion of such Holder’s Securities;
     (C) If the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction (a “Business Combination”), in each case pursuant to which the Common Stock would be converted into (or holders of Common Stock would be entitled to receive) cash, securities or other property; or
     (D) A Make-Whole Fundamental Change occurs.
     In the case of the foregoing Sections 5.01(a)(v)(A) and 5.01(a)(v)(B), the Company shall cause a notice of such distribution to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities no later than 20 Trading Days prior to the Ex Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the Close of Business on the Business Day immediately preceding the Ex Date or the Company’s announcement that such distribution will not take place; provided that any Holder may withdraw its Securities if such distribution does not occur.
     The Company shall give notice to all Holders and the Trustee prior to the anticipated effective date of any such Business Combination or Make-Whole Fundamental Change or, if later, promptly upon becoming aware of such transaction.
     In the case of a Business Combination under Section 5.01(a)(v)(C), the Holder may surrender its Securities for conversion at any time from and after the effective date of such transaction until and including the date that is thirty days after the effective date of such transaction.
     In the case of a Make-Whole Fundamental Change, a Holder may surrender its Securities for conversion at any time from and including the date that is 10 days prior to the anticipated Effective Date of the Make-Whole Fundamental Change until and including the date that is thirty days after the Effective Date of such Make-Whole Fundamental Change; provided however, the Company will have no obligation to deliver any Settlement Amount in respect of such conversion prior to the Effective Date of such Make-Whole Fundamental Change.
     (b) For each quarter of the Company commencing prior to January 1, 2027, the Trustee, on behalf of the Company, shall determine, on the first Business Day following the last Trading Day of the immediately preceding quarter, whether the Securities are convertible pursuant to clause (i) of Section 5.01(a), and, if so, shall notify the Company in writing. If the conditions set forth in clause (i) of Section 5.01(a) have been met, the Company shall so notify the Holders.
     (c) The Trustee shall have no obligation to determine the Trading Price of the Securities pursuant to clause (ii) of Section 5.01(a) unless the Company has requested such determination in writing; and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities is reasonably likely to be less than 95% of the product of the Closing Sale Price and the Applicable Conversion Rate then in effect per $1,000 principal amount of Securities. If a Holder provides such evidence or if the Company otherwise elects to require such determination, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Securities is greater than or equal to 95% of the product of the Closing Sale Price of the Common Stock and the Applicable Conversion Rate. The Trustee shall promptly notify the Company of its determination on each such day. If the condition set forth in clause (ii) of Section 5.01(a) has been met, the Company shall so notify the Holders.
     Section 5.02 Conversion Rate. If the Applicable Stock Price is less than or equal to the Base Conversion Price, the “Applicable Conversion Rate” will be the Base Conversion Rate, or if the Applicable Stock Price is greater than the Base Conversion Price, the Applicable Conversion Rate will be determined in accordance with the following formula:
     Base Conversion Rate + [ (Applicable Stock Price-Base Conversion Price) x Incremental Share Factor ]
Applicable Stock Price
The Applicable Conversion Rate, including any Additional Shares added to the Applicable Conversion Rate in connection with a Make-Whole Fundamental Change, will not exceed 24.9813 (which is equal to a conversion price of $40.03 per share), however such maximum Applicable Conversion Rate will be adjusted for all Base Conversion Rate adjustments as described in Section 5.07 hereof.
     Section 5.03 Increase of Conversion Rate upon a Fundamental Change. (a) If a Holder elects to convert its Securities in connection with a Make-Whole Fundamental Change that occurs prior to July 1, 2011, then the Applicable Conversion Rate of the Securities being converted by such Holder shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) set forth in Exhibit B. For the avoidance of doubt, the increases provided for in this Section 5.03(a) shall only be made with respect to the Securities being converted in connection with such Make-Whole Fundamental Change and shall not be effective as to any Securities not so converted. For purposes of this Section 5.03, a conversion shall be deemed to be “in connection” with a Make-Whole Fundamental Change to the extent that notice of conversion is received by the conversion agent on a date from and including the date that is ten (10) Trading Days prior to the anticipated Effective Date of such Make-Whole

Fundamental Change until and including the date that is 30 days after the Effective Date of such Make-Whole Fundamental Change.
     (b) The increase in the Applicable Conversion Rate, expressed as a number of Additional Shares to be received per $1,000 principal amount of Securities, will be determined by the Company by reference to the table attached as Exhibit B hereto, based on the date the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid or deemed to be paid per share of Common Stock in the transaction constituting the Make-Whole Fundamental Change (the “Stock Price”); provided that if a holder of the Common Stock receives only Cash in connection with a Fundamental Change described in clause (ii) of the definition thereof contained in Section 3.01(a), the Stock Price shall be the Cash amount paid per share. In all other cases, the Stock Price will be the average of the Closing Sale Price of the Common Stock over the five consecutive Trading-Day period ending on the Trading Day preceding the Effective Date, provided that if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Company shall determine the increase in the Applicable Conversion Rate by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the next earliest and next latest Effective Dates, based on a 365 day year, as applicable. If (1) the Stock Price is greater than $300.00 per share of Common Stock (subject to adjustment pursuant to the following sentence as of any date on which the Base Conversion Rate is adjusted pursuant to Section 5.07), no Additional Shares will be added to the Applicable Conversion Rate, and (2) the Stock Price is less than $40.03 per share (subject to adjustment pursuant to the following sentence as of any date on which the Base Conversion Date is adjusted pursuant to Section 5.07), no Additional Shares will be added to the Applicable Conversion Rate. The Stock Price on and after the Base Conversion Rate is adjusted pursuant to Section 5.07 will equal the Stock Price applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Base Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Base Conversion Rate as so adjusted.
     Section 5.04 Conversion Procedure. (a) The right of conversion attaching to any Security may be exercised at any time during which conversion is permitted in accordance with Section 5.01 (i) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by: (i) a duly signed and completed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a “Conversion Notice”); (2) if such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.07 regarding the loss, theft, destruction or mutilation of the Security; (3) appropriate endorsements and transfer documents if required by the Conversion Agent; and (4) payment of any tax or duty, in accordance with Section 5.05, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” The Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion (and Cash in lieu of any fractional shares pursuant to Section 5.14) as promptly as practicable after the Conversion Date, but in no event later than the third Business Day after the later of the Conversion Date or the Cash Settlement Averaging Period; provided that in the case of a conversion in connection with a Business Combination or Make-Whole Fundamental Change, settlement shall not occur prior to the Effective Date of such a Business Combination or Make-Whole Fundamental Change.
     (b) The Securities shall be deemed to have been converted immediately prior to the Close of Business on the Conversion Date. Delivery of shares of Common Stock (if any) will be accomplished by delivery to the Conversion Agent of certificates for the relevant number of shares, other than in the case of Holders of Securities in book entry form with DTC, which shares shall be delivered in accordance with Applicable Procedures. A Holder will not be entitled to any rights as a Holder of the Company’s Common Stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the conversion is effective and to the extent that any shares of the Company’s Common Stock are issued upon conversion.
     (c) No payment or adjustment shall be made for accrued but unpaid interest, if any, on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security. By delivering to the holder the shares of Common Stock issuable upon conversion, together with a cash payment in lieu of any fractional shares, the Company will satisfy its obligation with respect to the conversion of the Securities. Accordingly, accrued interest (including Additional Interest, if any) on the Securities is deemed paid in full rather than cancelled, forfeited or extinguished. Notwithstanding the foregoing, if Securities are converted after the Close of Business on a regular Record Date and prior to the Opening of Business on the next Interest Payment Date, including the Maturity Date, Holders of such Securities at the Close of Business on such regular Record Date shall receive the accrued but unpaid interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. In such event, such Security, when surrendered for conversion, must be accompanied by delivery of payment to the Conversion Agent in an amount equal to the accrued but unpaid interest payable on such Interest Payment Date on the portion so converted. If such payment does not accompany such Security, the Security shall not be converted; provided that no such payment shall be required if (1) any overdue interest exists at the time of conversion with respect to the notes being converted but only to the extent of such overdue interest, (2) the Holder surrenders its Securities for conversion after the Close of Business on the Record Date relating to the Interest Payment Date on July 1, 2011 and the Interest Payment Date at the Maturity Date, or (3) such Security has been called for redemption on a Redemption Date within the period between the Close of Business on such Record Date and the Opening of Business on such Interest Payment Date. If the Company defaults in the payment of interest payable on the Interest Payment Date, the Conversion Agent shall promptly repay such funds to the Holder.
     (d) A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security. Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of an order from the

Company, authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.
     Section 5.05 Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of shares of Common Stock upon exercise of such conversion rights. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of shares of Common Stock in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing shares of Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
     The Company may, at its option, set-off withholding taxes due with respect to Securities against payments of Cash and Common Stock on the Securities. In the case of any such set-off against Common Stock delivered upon conversion of the Securities, such Common Stock shall be valued based on the arithmetic average of the Closing Sale Prices for each Trading Day in the relevant Cash Settlement Averaging Period.
     Section 5.06 Company to Provide Stock. (a) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.
     (b) All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.
     (c) The Company shall comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and, if the Common Stock is then listed or quoted on the NYSE, Nasdaq or any other United States national or regional securities exchange or other market, shall list or cause to have quoted and keep listed and quoted the shares of Common Stock issuable upon conversion of the Notes to the extent permitted or required by the rules of such exchange or market; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.
     (d) Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor solely in respect of its right to conversion.

     Section 5.07 Adjustment of Conversion Rate. The Base Conversion Rate shall be adjusted (and Incremental Share Factor shall be adjusted in the same manner) from time to time by the Company if any of the following events occur, except that the Company will not make any adjustment if Holders of Securities may participate, as a result of holding the Securities, in the transactions described without having to convert their Securities:
     (a) If the Company, at any time or from time to time while any of the Securities are outstanding, issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination in respect of the Common Stock, then the Base Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex Date of such dividend or distribution, or effective date of such subdivision or combination, as applicable;

CR’	=	the Base Conversion Rate in effect on and after the Ex Date or effective date of such subdivision or combination;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex Date or effective date of such subdivision or combination; and

OS’	=	the number of shares of Common Stock outstanding on and after the Ex Date or effective date of such subdivision or combination, after giving effect to the dividend or distribution.
     If any dividend or distribution of the type described in this Section 5.07(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Base Conversion Rate shall again be adjusted to the Base Conversion Rate which would then be in effect if such dividend, distribution, subdivision or combination had not been declared.
     (b) If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices for the five consecutive Trading-Day period ending on the Business Day immediately preceding the date of announcement of such issuance, the Base Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex Date for such issuance;

CR’	=	the Base Conversion Rate in effect on and after the Ex Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Sale Prices per share for the five consecutive Trading-Day period ending on the Business Day immediately preceding the date of announcement of the issuance of such rights or warrants.
     To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants prior to or upon the expiration or termination of such rights or warrants, the Base Conversion Rate shall be readjusted to the Base Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate which would then be in effect if the announcement with respect to such rights, warrants or convertible securities had not been made.
     In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Closing Sale Prices for the five consecutive Trading-Day period ending on the Business Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, the value of such consideration, if other than Cash, to be determined in good faith by the Board of Directors.
     (c) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than Common Stock as covered by Section 5.07(a)), evidences of its indebtedness or other non-Cash assets or property of the Company (excluding (i) dividends and distributions and rights or warrants covered by Section 5.07(a), Section 5.07(b) or Section 5.07(e), (ii) dividends or distributions covered by Section 5.07(d) and (iii) to the extent provided in Section 5.09, rights distributed pursuant to a stockholder rights plan) (any of such shares of Capital Stock, indebtedness, or other assets or property hereinafter in this Section 5.07(c) called the “Distributed Property”), then, in each such case the Base Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex Date for such distribution;

CR’	=	the Base Conversion Rate in effect on and after the Ex Date for such distribution;

SP0	=	the average of the Closing Sale Prices over the five consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV	=	the fair market value (as determined by the Company’s Board of Directors) of the shares of capital stock of the Company, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex Date for such distribution;
     provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount of Securities upon conversion, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Applicable Conversion Rate on the record date. If such dividend or distribution is not so paid or made, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such record date had not been fixed. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 5.07(c) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Closing Sale Prices of the Common Stock.
     With respect to an adjustment pursuant to this Section 5.07(c) where there has been a payment of a dividend or other distribution on the Common Stock consisting of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off,” and any such dividend or distribution of Common Stock, shares of capital stock or equity interests being “Spin-Off Securities”), the Base Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex Date for the distribution of the Spin-Off Securities;

CR’	=	the Base Conversion Rate in effect from and after the Ex Date for the distribution of the Spin-Off Securities;

FMV0	=	the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading-Day period commencing on, and including, the fifth Trading Day after the Ex Date for such distribution; and

MP0	=	the average of the Closing Sale Prices of Common Stock over the first 10 consecutive Trading-Day period commencing on, and including, the fifth Trading Day after the Ex Date for such distribution.
     (d) If a cash dividend or distribution is made to all holders of Common Stock (other than (i) in connection with the Company’s liquidation, dissolution or winding up or (ii) distributions described in Section 5.07(e)), the Base Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Base Conversion Rate in effect at the Close of Business on the Business Day immediately prior to the Ex Date for such dividend or distribution;

CR’	=	the Base Conversion Rate in effect on and after the Ex Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex Date for such dividend or distribution; and

C	=	the amount in cash per share the Company dividends or distributes to holders of Common Stock;
     provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount upon conversion, the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Applicable Conversion Rate on the record date. If such dividend or distribution is not so paid or made, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Sale Price of the Common Stock on the tenth Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, as it may be amended, the “expiration date”), the Base Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Base Conversion Rate in effect immediately before the Close of Business on the expiration date;

CR’	=	the Base Conversion Rate in effect on and after the Close of Business on the expiration date;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (without giving effect to the purchase of shares validly tendered and not withdrawn pursuant to the tender or exchange offer but excluding shares held in treasury);

OS’	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges could have been made pursuant to such tender or exchange offer (after giving effect to the purchase of shares validly tendered and not withdrawn pursuant to the tender or exchange offer or shares held in treasury); and

SP’	=	the Closing Sale Price on the tenth Trading Day immediately following the expiration date.
     If the Company is obligated to repurchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or any portion of such purchases are rescinded, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.
     (f) For purposes of this Section 5.07 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (g) If application of the formulas provided in Sections 5.07(a), 5.07(b), 5.07(c), 5.07(d) or 5.07(e) would result in a decrease in the Base Conversion Rate, no adjustment to the Base Conversion Rate shall be made except in the case of a combination or reverse split of the Common Stock.

     (h) If one or more events occur requiring an adjustment be made to the Base Conversion Rate for a particular period, adjustments to the Base Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Base Conversion Rate adjustments, as set out in this Section 5.07, during such period.
     For the avoidance of doubt, for purposes of this Section 5.07, in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Base Conversion Rate is required pursuant to Section 5.07(d), references in this Section to one share of Common Stock or Closing Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     Section 5.08 No Adjustment. No adjustment in the Base Conversion Rate or Incremental Share Factor shall be required unless the adjustment would result in a change in the Base Conversion Rate of at least 1.00%; provided, however, that any adjustment which by reason of this Section 5.08 is not required to be made shall be carried forward and taken into account in subsequent adjustments and in connection with any conversion of Securities. All calculations under this Article 5 shall be made to the nearest one-ten thousandth (1/10,000) of a cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be, provided that the Company shall make any carry forward adjustments not otherwise effected on each anniversary of the issue date of the Securities, upon conversion pursuant to Article 5, upon repurchase or redemption pursuant to Article 3, and five Business Days prior to the Maturity Date of the Securities.
     No adjustment in the Base Conversion Rate or Incremental Share Factor need be made for (i) issuances of Common Stock pursuant to any present or future Company plan for reinvestment of dividends or interest payable on the Company’s securities or the investment of additional optional amounts thereunder in shares of Common Stock, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described either in (ii) above or in Section 5.07.
     No adjustment to the Base Conversion Rate or Incremental Share Factor need be made pursuant to Section 5.07 for a transaction if Holders are permitted to participate in the transaction without conversion on a basis and with notice that the Board of Directors of the Company determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.
     No adjustment to the Base Conversion Rate or Incremental Share Factor need be made for accrued and unpaid interest, if any.

     Whenever a provision of the Indenture requires the calculation of an average of the Closing Sale Price over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Base Conversion Rate and Incremental Share Factor as described above at any time during the period from which the average is to be calculated.
     Section 5.09 Stockholder Rights Plans. Upon conversion of the Securities, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, any associated rights issued under any future stockholder rights plan the Company adopts that provides that each share of Common Stock issued upon conversion of the Securities at any time prior to the distribution of separate certificates representing such rights will be entitled to receive such rights unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such rights plan, and no adjustment shall be made to the Base Conversion Rate pursuant to Section 5.07. If the rights have separated from the Common Stock, the Base Conversion Rate and Incremental Share Factor shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Capital Stock, evidences of indebtedness or assets as described in Section 5.07(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 5.10 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If (1) there shall occur (a) any reclassification of the Company’s Common Stock (other than a change only in par value, or from par value to no par value or from no par value to par value, or a change as a result of a subdivision or combination of the Company’s Common Stock); (b) a consolidation, merger or combination involving the Company; or (c) a sale or conveyance to another Person of the property and assets of the Company as an entirety or substantially as an entirety; and (2) pursuant to such reclassification, consolidation, merger, combination, sale or conveyance, holders of outstanding shares of Common Stock would be entitled to receive stock (other than Common Stock), other securities, other property, or assets (including Cash) or any combination thereof for such shares of Common Stock (any such event a “Merger Event”), then the Company, or such successor or surviving, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such Merger Event, execute and deliver to the Trustee a supplemental indenture providing that, at the effective time of the Merger Event, the right to convert a Security will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including Cash) or any combination thereof that a holder of a number of shares of Common Stock equal to the Applicable Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such transaction (assuming for such purposes that such conversion were settled entirely in Common Stock and without giving effect to any adjustment to the Base Conversion Rate with respect to a Fundamental Change) immediately prior to such Merger Event, except that such Holders will not be entitled to an increase in the Base Conversion Rate if such Holder does not convert its Securities in connection with the relevant Fundamental Change. For purposes of this Section 5.10, “in connection with” has the meaning set forth in Section 5.03(a). If the Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. None of the foregoing provisions shall affect the right of a Holder of Securities to convert its Securities in accordance with the provisions of this Article 5 prior to the effective date of such Merger Event. Such supplemental indenture shall provide for adjustments of the Base Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Base Conversion Rate provided for in this Article 5. The provisions of this Section 5.10 shall similarly apply to successive Merger Events.
     Section 5.11 Other Adjustments. Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interests in the Company, provided the Company has given to Holders at least 15 days’ prior notice, in accordance with Section 12.02, of any such increase in the Base Conversion Rate. Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the applicable Base Conversion Rate, in addition to the events requiring an increase in the Base Conversion Rate pursuant to Section 5.07, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to stockholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders or from any event treated as such for tax purposes.
     Section 5.12 Notice of Adjustment. Whenever the Base Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Holders a notice of the adjustment in accordance with Section 12.02, and file with the Trustee an Officers’ Certificate briefly stating the Base Conversion Rate, the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Base Conversion Rate, the Trustee may assume without inquiry that the Base Conversion Rate has not been adjusted and that the last Base Conversion Rate of which it has knowledge remains in effect.
     Section 5.13 Trustee’s Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment set forth in, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.12. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 5.
     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.06.
     Section 5.14 Payment Upon Conversion. Subject to certain exceptions set forth in Section 5.03, the Company shall deliver to Holders in respect of each $1,000 principal amount of

Securities surrendered for conversion a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the applicable Cash Settlement Averaging Period.
     The “Daily Settlement Amount” for each of the 20 consecutive Trading Days during a Cash Settlement Averaging Period, shall consist of:
•	cash equal to the lesser of $50 and the Daily Conversion Value; and

•	to the extent the Daily Conversion Value exceeds $50, a number of shares equal to (A) the difference between the Daily Conversion Value and $50, divided by (B) the Closing Sale Price of the Company’s Common Stock for such day.
     The “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during a Cash Settlement Averaging Period, one-twentieth (1/20) of the product of (1) the Applicable Conversion Rate on such day and (2) the Closing Sale Price of the Company’s Common Stock on such day.
     The “Cash Settlement Averaging Period” with respect to any Security being converted means the 20 consecutive Trading-Day period beginning on and including the second Trading Day after a Conversion Notice in respect of such Security is delivered to the Conversion Agent, except that with respect to any Conversion Notice received during the 30 day period prior to the Maturity Date or a Redemption Date, as applicable, the Cash Settlement Averaging Period means the 20 consecutive trading days beginning on and including the 22nd scheduled Trading Day prior to the Maturity Date or Redemption Date, as the case may be.
     The Company shall deliver the Settlement Amount to Holders who have tendered Securities for conversion on the third Business Day immediately following the last day of the Cash Settlement Averaging Period in respect of such Securities; provided that, in the event of a Business Combination or Make-Whole Fundamental Change, the consideration for which consists entirely of cash, the Settlement Amount will be determined based solely on the amount of Cash which Holders of the Company’s Common Stock are entitled to receive in respect of each share of Common Stock upon such Business Combination. In such event, the Company shall pay the Holders in Cash as promptly as practicable, but in no event later than the third Business Day after the Securities are surrendered for conversion and in no event prior to the occurrence of the Business Combination or Make-Whole Fundamental Change.
     No fractional shares of Common Stock or securities representing fractional shares of Common Stock will be issued upon conversion. Any fractional interest in a share of Common Stock resulting from conversion will be paid in Cash based on the average of the Closing Sale Prices on each day during the relevant Cash Settlement Averaging Period. For purposes of the foregoing, fractional shares arising from the calculation of the Daily Settlement Amount for any day in the Cash Settlement Averaging Period shall be aggregated with fractional shares for all other days in such period in determining the Settlement Amount, and any whole shares resulting therefrom shall be issued and any remaining fractional shares shall be paid in Cash.

ARTICLE 6
COVENANTS
     Section 6.01 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture, including payments of Cash and shares of Common Stock due upon conversion. The principal amount, Redemption Price, Repurchase Price, or Fundamental Change Purchase Price and accrued and unpaid interest, if any, shall be considered paid on the date such amount is due if the Paying Agent holds by 10:00 a.m., New York City time, on such date, in accordance with this Indenture, Cash designated and sufficient for the payment of all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest at the rate borne by the Securities per annum.
     Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
     Each installment of accrued and unpaid interest and Additional Interest, if any, on the Securities due on any Interest Payment Date may be paid by mailing checks for the amount payable to or upon the written order of the Holders entitled thereto as they shall appear on the registry books of the Company, provided that, with respect to any Holder with an aggregate principal amount in excess of $2,000,000, at the application of such Holder in writing to the Registrar not later than the relevant Record Date, accrued and unpaid interest and Additional Interest, if any, on such Holder’s Securities shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest and Additional Interest, if any, made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.
     Section 6.02 Reports and Certain Information. (a) The Company shall file with the Trustee, within 15 days after it is required to file such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such reports, information or documents filed with the SEC pursuant to its Electronic Date Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed filed with the Trustee. The Company shall comply with the provisions of TIA Section 314(a), whether or not the Company is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture or any applicable law.
     (b) Delivery of such reports, documents and information to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

     Section 6.03 Compliance Certificates. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company, as to his or her knowledge of the Company’s compliance with all terms, conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.
     Section 6.04 Maintenance of Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence or, following any consolidation, merger, conveyance, transfer or lease in accordance with Section 7.01, its legal existence as a Person permitted to be the resulting, surviving or transferee Person in accordance with Section 7.01.
     Section 6.05 Stay, Extension and Usury Laws. The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount or Fundamental Change Purchase Price in respect of Securities, or any interest (including Additional Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.
     Section 6.06 Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent in the United States where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby designates the Corporate Trust Office as one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.
     Section 6.07 Notice of Default. In the event that any Default or Event of Default shall occur, the Company shall give prompt (and in any event within thirty (30) days after the Company becomes aware of such Default or Event of Default) written notice by an Officers’ Certificate of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

ARTICLE 7
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     Section 7.01 Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the Company’s properties and assets to any successor Person, unless:
     (a) either:
(i)	the resulting, surviving or transferee Person is the Company; or

(ii)	the resulting, surviving or transferee Person is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (upon which the Trustee may conclusively rely), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 7.02 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE 8
DEFAULT AND REMEDIES
     Section 8.01 Events of Default. An “Event of Default” shall occur if:
     (a) the Company defaults in the payment of any principal of any of the Securities when the same becomes due and payable (whether at maturity, upon redemption, upon exercise of a repurchase right or otherwise);

     (b) the Company defaults in the payment of any accrued and unpaid interest (including Additional Interest, if any) when due and payable, and such default continues for a period of 30 days;
     (c) the Company fails to deliver the Settlement Amount when such Settlement Amount is required to be delivered upon conversion of any Securities, and such default continues for 5 days;
     (d) the Company fails to provide the Fundamental Change Company Notice when required by this Indenture, if such failure continues for 30 days after the Company receives notice of such failure to do so;
     (e) the Company fails to comply with any of its other agreements contained in the Securities or in this Indenture (other than a covenant or warranty or default whose performance or breach is elsewhere in this Section 8.01 specifically provided for) and such failure continues for 90 days after receipt by the Company of a Notice of Default;
     (f) (i) the Company fails to make any payment by the end of any applicable grace period after maturity of principal or accrued interest with respect to any obligations (other than nonrecourse obligations) of the Company for borrowed money or evidenced by bonds, notes or similar instruments owed to third parties (“Specified Indebtedness”), where the amount of such due and unpaid principal and/or accrued interest is in an aggregate amount in excess of $20.0 million, or (ii) the acceleration of principal or accrued interest with respect to Specified indebtedness, where the amount of such accelerated principal and interest because of a default with respect to such Specified Indebtedness is in an amount in excess of $20.0 million, in any such case of (i) or (ii), without such Specified Indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after receipt by the Company of a Notice of Default. However, if any such failure or acceleration referred to in (i) or (ii) of this clause (f) shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred and any acceleration as a result of the related event of default shall be automatically rescinded;
     (g) the Company, or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: commences a voluntary case or proceeding; consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; consents to the appointment of a Custodian of it or for any substantial part of its property; or makes a general assignment for the benefit of its creditors; or
     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: is for relief against the Company or a Significant Subsidiary in an involuntary case or proceeding; appoints a Custodian of the Company or a Significant Subsidiary for any substantial part of the property of the Company or such Significant Subsidiary; or orders the winding up or liquidation of the Company or a Significant

 Subsidiary; and in each case of this subclause (h) the order or decree remains unstayed and in effect for 60 consecutive days.
        The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     Notwithstanding the foregoing, to the extent the Company so elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as pursuant to Section 6.02 or for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act shall for the first 90 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Securities at an annual rate equal to 0.50% of the principal amount of the Securities.
        The Additional Interest will accrue on all outstanding Securities from and including the date on which an Event of Default under Section 8.01(e) relating to a failure to comply with Section 6.02 first occurs, to but not including the 90th day thereafter (or such earlier date on which the Event of Default under Section 8.01(e) relating to the reporting obligations shall have been cured or waived). On such 90th day (or earlier, if the Event of Default relating to the reporting obligations is cured or waived prior to such 90th day), the Additional Interest shall cease to accrue and, if the Event of Default under Section 8.01(e) relating to reporting obligations has not been cured or waived prior to such 90th day, the Securities shall be subject to acceleration as pursuant to Section 8.02. These provisions will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. In the event that the Company does not elect to pay the Additional Interest upon an Event of Default relating to reporting obligations, the Securities shall be subject to acceleration as provided below.
        A Default under clause (e) or (f) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the Default, and the Company does not cure the Default (and such Default is not waived) within the time period specified in clauses (e) or (f) above, as applicable, after actual receipt of such notice. The notice given pursuant to this Section 8.01 must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” When any Default under this Section 8.01 is cured in accordance herewith, it shall cease to be a Default.
        The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company (including, without limitation, pursuant to Section 6.03), a Paying Agent, any Holder or any agent of any Holder, which notice references the Securities and this Indenture.
        Section 8.02 Acceleration. If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (g) or (h) of Section 8.01) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of, plus interest accrued and unpaid through the date of such declaration on, all the Securities then outstanding to be due and payable upon any such declaration, and the same shall thereupon become and be immediately due and payable.
     If an Event of Default with respect to the Company specified in clause (g) or (h) of Section 8.01 occurs, all unpaid principal of, plus interest accrued and unpaid through the date of such default on, all the Securities then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     The Holders of a majority in aggregate principal amount of the Securities then outstanding or the Holders originally causing the acceleration by notice to the Trustee may rescind an acceleration of Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) the rescission would not conflict with any existing order or decree, (b) all existing Events of Default, other than the nonpayment of the principal of, plus accrued and unpaid interest on, the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (c) all payments due to the Trustee and any predecessor Trustee under Section 9.06 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
     Section 8.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest on the Securities, the payment of Cash and, if applicable, shares of Common Stock upon conversion or to enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
     Section 8.04 Waiver of Defaults and Events of Default. Subject to Section 8.07 and 10.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing or future Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, or any interest, if any, on any Security, or the payment of any applicable Redemption Price, Repurchase Price, or Fundamental Change Purchase Price, or an uncured failure by the Company to deliver Cash or shares of Common Stock (and Cash in lieu of any fractional shares) upon conversion in accordance with Article 5 or any uncured Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 10.02, cannot be modified or amended without the consent of the Holders of each outstanding Security. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 8.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 8.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it under this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity reasonably satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 8.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 8.06 Limitations on Suits. Subject to Section 8.07, a Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:
     (a) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;
     (c) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
     (d) the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of security or indemnity; and
     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.
     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.
     Section 8.07 Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment in Cash of the principal amount, Redemption Price, Repurchase Price, Fundamental Change Purchase Price or interest on any Security, on or after the respective due dates expressed in the Security and this Indenture, receive Cash, shares of Common Stock (and Cash in lieu of fractional shares) upon conversion in accordance with Article 5 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
     Section 8.08 Collection Suit by Trustee. If an Event of Default in the payment of principal or interest or Additional Interest specified in clause (a) or (b) of Section 8.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.06.

     Section 8.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.06, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 8.10 Priorities. Any money or property collected by the Trustee pursuant to this Article 8, and after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be paid out in the following order:
     First, to the Trustee (including any predecessor Trustee) for amounts due under Section 9.06;
     Second, to Securityholders for amounts due and unpaid on the Securities for the principal amount, interest, the Redemption Price, the Repurchase Price, the Fundamental Change Purchase Price, and amounts due upon conversion (including amounts resulting from a Fundamental Change), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and
     Third, the balance, if any, to the Company.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.
     Section 8.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.
     Section 8.12 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 8 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE 9
TRUSTEE
     Section 9.01 Certain Duties and Responsibilities of Trustee. (a) In case an Event of Default with respect to the Securities has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) Prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default with respect to the Securities that may have occurred:
(i)	the duties and obligations of the Trustee shall with respect to the Securities be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)	in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)	this subsection shall not be construed to limit the effect of Section 9.01(b);

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)	the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding (determined as provided in Section 2.08) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and

(iv)	none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.
     (d) Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability or affording protection to the Trustee (in any capacity, including Paying Agent, Registrar or Conversion Agent) shall be subject to the provisions of this Section.
     Section 9.02 Certain Rights of Trustee. Except as otherwise provided in Section 9.01:
     (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document (whether in original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in any such document;
     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a resolution of the Company’s Board of Directors or an instrument signed in the name of the Company, by one or more Officers thereof (unless other evidence in respect thereof is specifically prescribed herein);

     (c) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;
     (e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, but the Trustee, in its discretion, may make even further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) The Trustee shall not be deemed to have knowledge or be charged with knowledge of an Event of Default except (i) if the Trustee is acting as Paying Agent, any Default or Event of Default occurring pursuant to Sections 6.01, 8.01(a) or 8.01(b) and (ii) any Default or Event of Default of which the Trustee shall have received written notification which references the Securities and this Indenture or of which a Trust Officer shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 6.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates, except as otherwise provided herein);

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee pursuant hereto, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed by the Trustee to act hereunder;
     (j) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty;
     (k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (l) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action; and
     (m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
     Section 9.03 Trustee Not Responsible for Recitals or Issuance or Securities. (a) The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.
     (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.
     (c) The Trustee or any Authorized Agent shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any moneys received by any Paying Agent other than the Trustee.
     Section 9.04 May Hold Securities. The Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

     Section 9.05 Moneys Held in Trust. Subject to the provisions of Section 8.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.
     Section 9.06 Compensation and Reimbursement. (a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from the Trustee’s gross negligence, bad faith or willful misconduct. The Company covenants and agrees to indemnify the Trustee (and its officers, agents, directors, stockholders and employees) for, and to hold it harmless against, any loss, liability or expense (including, without limitation, reasonable attorney’s fees and expenses) incurred without gross negligence or bad faith or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.
     (b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders.
     (c) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
     (d) For the purposes of this Section 9.06, the “Trustee” shall include any predecessor Trustee and the Trustee in any capacity, including Paying Agent, Registrar or Conversion Agent; provided, however, that the gross negligence, bad faith or willful misconduct of any Trustee or other indemnified party hereunder shall not affect the rights of any other Trustee hereunder.
     (e) The provisions of this Section shall survive the discharge of this Indenture and resignation or removal of the Trustee.

     Section 9.07 Reliance on Officers’ Certificate. Except as otherwise provided in Section 9.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate or Opinion of Counsel delivered to the Trustee and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.
     Section 9.08 Disqualification: Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the TIA, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.
     Section 9.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the SEC, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus, or being a member of a bank holding company with a combined capital and surplus, of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.10.
     Section 9.10 Resignation and Removal; Appointment of Successor. (a) The Trustee or any successor hereafter appointed may at any time resign as Trustee with respect to the Securities by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Securities by or pursuant to a resolution of the Board of Directors. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, in either case at the sole cost and expense of the Company. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any one of the following shall occur:

(i)	the Trustee shall fail to comply with the provisions of Section 9.08 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months;

(ii)	the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii)	the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by or pursuant to a resolution of the Board of Directors, or, unless the Trustee’s duty to resign is stayed, subject to Section 9.11, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after such notification of removal by the Holders, the Trustee to be removed may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, in either case at the sole cost and expense of the Company. Such court may, as it may deem proper prescribe or appoint a successor trustee.
     (d) Notwithstanding anything herein to the contrary, any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.
     (e) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by the Holders of a majority in principal amount of the Securities at that time outstanding pursuant to Subsection (c) of this Section, if the Company shall have delivered to the Trustee (i) a resolution of the Board of Directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 9.11, the Trustee shall be deemed to have resigned as contemplated in subsection (a) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (a) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 9.11, all as of such date, and all other provisions of this Section and Section 9.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (e).
     (f) At any time there shall be only one Trustee with respect to the Securities.
     Section 9.11 Acceptance of Appointment By Successor. (a) In case of the appointment hereunder of a successor trustee with respect to the Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section 9.06(b).
     (b) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.
     (c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 9.
     (d) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.
     Section 9.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation or other business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other business entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other business entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other business entity shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section

9.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
     Section 9.13 Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent included therein.
     Section 9.14 Notice of Defaults. If a Default or Event of Default occurs and is continuing hereunder and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after such Default or Event of Default. Except in the case of a default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interest of the Holders of such Securities.
     Section 9.15 Reports by Trustee. (a) Within sixty (60) days after December 31 of each year commencing with the year 2008, the Trustee shall transmit to Securityholders such reports dated as of December 31 of the year in which such report is made concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA, including, without limitation, Section 313(a) thereof, at the times and in the manner provided pursuant thereto. In the event that, on any such reporting date, no events have occurred under the applicable sections of the TIA within the 12 months preceding such reporting date, the Trustee shall be under no duty or obligation to provide such reports. The Trustee shall also comply with TIA Section 313(b)(2). The Trustee shall transmit by mail all reports as required by TIA Section 313(c).
     (b) A copy of each such report shall, at the time of such transmission to Securityholders, be delivered to the Company and filed by the Trustee with each stock exchange upon which the Securities are listed and with the SEC in accordance with TIA Section 313(d). The Company shall notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.
ARTICLE 10
AMENDMENTS, SUPPLEMENTS AND WAIVERS
     Section 10.01 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or consent of, any Securityholder:
     (a) to cure any ambiguity, omission, defect or inconsistency, to correct or supplement any provision herein which may be inconsistent with any other provision herein;

     (b) to provide for uncertificated Securities in addition to or in place of Certificated Securities;
     (c) to provide for the assumption of the Company’s obligations to Holders of Securities and the adjustment of conversion rights in the case of a share exchange, merger or consolidation or sale of all or substantially all of the Company’s assets;
     (d) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect in any material respect the legal rights under this Indenture of any Securityholder;
     (e) to add a guarantor;
     (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (g) to secure the Securities;
     (h) to comply with the rules of any applicable securities depositary, including the Depositary;
     (i) to increase the Base Conversion Rate;
     (j) to execute a supplemental indenture in accordance with Section 5.10;
     (k) to conform the text of this Indenture or the Securities to any provision of the “Description of the Notes” contained in the Prospectus to the extent that the text of the “Description of the Notes” was intended by the Company and the Underwriters to be a recitation of the text of this Indenture or the Securities as represented by the Company to the trustee in an Officers’ Certificate;
     (l) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;
     (m) to add to the covenants listed in Article 6 for the benefit of the Holders or surrender any right or power conferred upon the Company;
     (n) to provide for the issuance of Additional Securities, to the extent that the Company and the Trustee deem such amendment or supplement necessary or advisable in connection with such issuance; provided that no such amendment or supplement shall impair the rights or interests of any Holder of Initial Securities; or
     (o) to modify the restrictions and procedures for resale and other transfers of Securities or Common Stock pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally.
     Section 10.02 With Consent of Holders. The Company and the Trustee may amend or supplement the Securities or this Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 8.04 and Section 8.07, the Holders of at least a majority in aggregate principal amount of the Securities then outstanding may, without notice to the Holders of Securities, waive compliance in any instance by the Company with any provision of the Securities or this Indenture or waive any past default under this Indenture and its consequences, except an uncured default in the payment of any amount due, or in the obligation to deliver Common Stock, with respect to any Security or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Security affected. However, notwithstanding the foregoing but subject to Section 10.04, without the consent of each affected Holder of each Security then outstanding, an amendment, supplement or waiver may not:
     (a) change the stated maturity of the principal of or the payment date of any installment of interest on or with respect to the Securities;
     (b) reduce the principal amount of, the Redemption Price, the Repurchase Price, the Fundamental Change Purchase Price, or the Conversion Rate (except as provided in this Indenture) of any Security or the rate of interest on any Security;
     (c) reduce the amount of principal payable upon acceleration of the maturity of any Security;
     (d) change the currency in which payment of principal of, the Redemption Price, the Repurchase Price, the Fundamental Change Purchase Price of, or interest with respect to, the Securities is payable;
     (e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;
     (f) modify the provisions with respect to the repurchase rights of Holders or redemption rights of the Company as provided in Article 3 in a manner adverse to Holders;
     (g) adversely affect the right of Holders to convert Securities in any material respect, other than as provided in this Indenture;
     (h) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of this Indenture; or
     (i) alter the manner of calculation or rate of accrual of interest or Fundamental Change Purchase Price or the Base Conversion Rate, Incremental Share Factor and Applicable Conversion Rate (except as permitted under Section 10.01(i)) on any Security or extend the time for payment of any such amount.
     It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under Section 10.01 or this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
     Section 10.03 Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.
     Section 10.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder.
     Section 10.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
     Section 10.06 Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee in any material respect. If it does adversely affect the rights, duties, liabilities or immunities of the Trustee in any material respect, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 9.01, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the effectiveness of such amendment or supplement have been satisfied or duly waived.
     Section 10.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11
SATISFACTION AND DISCHARGE
     Section 11.01 Satisfaction and Discharge of the Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (a) either
(i)	all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or

(ii)	all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable whether at the Maturity Date, upon acceleration, with respect to any Fundamental Change Purchase Date or Repurchase Date and the Company deposits with the Paying Agent or Conversion Agent as the case may be, Cash and other Settlement Amounts sufficient to pay on such date all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on such date;
     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.06 and, if money shall have been deposited with the Trustee pursuant to Section 11.01(a)(ii), the obligations of the Trustee under Section 11.02 shall survive such satisfaction and discharge.
     Notwithstanding anything herein to the contrary, Article 11, Section 2.04, Section 2.06, Section 2.07, Section 2.08, Section 6.01, Section 6.05, Section 6.06 and Section 8.06 shall survive any discharge of this Indenture until such time as there are no Securities outstanding.
     Section 11.02 Repayment to the Company. The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the

Paying Agent and the Conversion Agent shall have no further liability to the Securityholders with respect to such Cash or securities for that period commencing after the return thereof.
ARTICLE 12
MISCELLANEOUS
     Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, including, without limitation, the duties imposed by TIA Section 318(c), the required provision of the TIA shall control.
     Section 12.02 Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person, sent by overnight courier or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the parties hereto as follows:
     If to the Company, to:
Blackboard Inc.
1899 L Street, N.W.
Washington, D.C. 20036
Attention: Chief Legal Officer
Facsimile No.: (212) 463-4863
     If to the Trustee, to:
U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Corporate Trust Services
Fax: (617) 603-6667
     Such notices or communications to the Trustee shall be effective when received.
     The Company or the Trustee by notice to the other in the manner prescribed above may designate additional or different addresses or facsimile numbers for subsequent notices or communications.
     Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, postage prepaid, or delivered by hand or by an overnight delivery service to it at its address shown on the Register and shall be sufficiently given if so mailed or delivered within the time prescribed. Any notice or communication shall also be mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.
     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except as set forth above as to the

Trustee, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 12.03 Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and any other Person shall have the protection of TIA Section 312(c).
     Section 12.04 Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:
(i)	an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)	an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.
       (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than an Officers’ Certificate provided pursuant to Section 6.03) shall include:
(i)	a statement that the person making such certificate or opinion has read such covenant or condition;

(ii)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)	a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)	a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;
provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     Section 12.05 Record Date for Vote or Consent of Securityholders. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.04, if a record date is fixed, those persons who were Holders of Securities at the Close of Business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.
     Section 12.06 Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.
     Section 12.07 Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If an Interest Payment Record Date or other record date is a Legal Holiday, the record date shall not be affected.
     Section 12.08 Governing Law; Jury Trial Waiver. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
     EACH OF THE COMPANY AND THE TRUSTEE HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.
     Section 12.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 12.10 No Recourse Against Others. No recourse for the payment of the principal of, or accrued and unpaid interest, on, any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, employee, agent, officer or director or Subsidiary of the Company as such or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

     Section 12.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 12.12 Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement.
     Section 12.13 Separability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 12.14 Calculations in Respect of the Securities. The Company or its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company or its agents shall provide a copy of such calculations to the Trustee as required hereunder, and the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.
     Section 12.15 Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

BLACKBOARD INC.
By:	/s/ Matthew Small
	Name:	Matthew Small
	Title:	Chief Legal Officer

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee
By:	/s/ James P. Freeman
	Name:	James P. Freeman
	Title:	Vice President

(Signature page to Indenture)

EXHIBIT A
[FORM OF FACE OF SECURITY]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

CUSIP NO. 091935 AA4 $165,000,000.00	ISIN NO. US091935AA49
3.250% Convertible Senior Note due 2027
     Blackboard Inc., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of One Hundred Sixty-Five Million Dollars on July 1, 2027.
     Interest Payment Dates: January 1 and July 1 (commencing January 1, 2008)
     Record Dates: June 15 and December 15
     Additional provisions of this Security are set forth on the other side of this Security.
Dated: June 20, 2007

BLACKBOARD INC.
By:
	Name:	Michael J. Beach
	Title:	Chief Financial Officer and Treasurer

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION,
     AS TRUSTEE, CERTIFIES THAT
     THIS IS ONE OF THE SECURITIES
     REFERRED TO IN THE INDENTURE.

By:
Authorized Signatory

[1]	Or such later date as is appropriate in the case of Additional Securities.

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[REVERSE SIDE OF SECURITY]
3.250% Convertible Senior Note due 2027
1. Interest.
     Blackboard Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 20, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. This Security shall bear interest from the issue date until maturity at the rate of 3.250% per annum on the principal amount. The Company will pay interest semiannually on January 1 and July 1 of each year, commencing January 1, 2008.
     All references in this Security to interest shall include any applicable Additional Interest unless otherwise stated.
2. Method of Payment.
     The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the Close of Business on the June 15 or December 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Registrar, Paying Agent and Conversion Agent.
     Initially, U.S. Bank National Association (the “Trustee”), will act as Registrar, Paying Agent and Conversion Agent. The Company may appoint and change any Registrar, Paying Agent and Conversion Agent or co-registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Registrar, Paying Agent and Conversion Agent or co-registrar.

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4. Indenture.
     The Company issued the Securities under an Indenture dated as of June 20, 2007 (“Indenture”), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.
     The Company shall be entitled to issue Additional Securities pursuant to Section 2.02(d) of the Indenture. The Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture.
5. Optional Redemption.
     No sinking fund is provided for the Securities. Beginning on July 1, 2011, and during the periods thereafter to maturity, the Securities are redeemable, in whole at any time, or in part from time to time, for cash at a price equal to 100% of the principal amount of the Securities plus accrued and unpaid interest up to but not including the date of redemption; provided that if the redemption date is between the Close of Business on a record date and the Opening of Business on the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the Close of Business on the relevant record date. Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.07 through 3.13 of the Indenture.
6. Repurchase of Securities on Specified Dates; Repurchase of Securities upon a Fundamental Change.
     (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, on July 1, 2011, July 1, 2017 and July 1, 2022, all or a portion of the Securities held by such Holder, in any integral multiple of $1,000, for cash at a price per Security equal to 100% of the aggregate principal amount of the Security, together with accrued but unpaid interest thereon, up to but not including the Repurchase Date; provided that accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the Close of Business on the relevant record date. Any repurchase pursuant to this paragraph (a) shall be made pursuant to the provisions of Section 3.14 of the Indenture.
     (b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities held by such Holder after the occurrence of a Fundamental Change for cash at a price equal to 100% of the principal amount thereof plus accrued but unpaid interest thereon, up to but not including the Fundamental Change Repurchase Date; provided that if the Fundamental Change Repurchase Date is between the Close of Business on a record date and the Opening of Business on the related interest payment date, accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the Close of Business on the relevant record date. Holders have the

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right to withdraw any Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture. Any repurchase pursuant to this paragraph (b) shall be made pursuant to the provisions of Section 3.01 through Section 3.03 of the Indenture.
     (c) If cash sufficient to pay the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and accrued but unpaid interest on all Securities or portions thereof to be repurchased as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, is held by the Paying Agent by 11:00 a.m., New York time, on the Business Day immediately following the Repurchase Date or the Fundamental Change Repurchase Date, interest shall cease to accrue on such Securities (or portions thereof) as of such Repurchase Date or Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such, other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and interest upon surrender of such Security.
7. Conversion.
     Subject to the occurrence of certain events as set forth in the Indenture and in compliance with the terms and conditions of the Indenture, prior to the Maturity Date, the Holder has the right, at its option, to convert each $1,000 principal amount, or any integral multiple thereof, of the Securities into cash and, if applicable, shares of Common Stock as described in the Indenture. The Base Conversion Price shall as of the date of the Indenture initially be $64.85 per share of Common Stock, the Base Conversion Rate shall, as of the date of the Indenture, initially be approximately 15.4202 shares of Common Stock per $1,000 principal amount of Securities, and the Incremental Share Factor shall initially be 9.5605 per $1,000 principal amount of Securities, subject to adjustment from time to time as provided in the Indenture. To convert a Security, the Holder must deliver this Security (if certificated) with the form entitled “Form of Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Conversion Agent, together with any funds required pursuant to the Indenture, and, unless any shares that may be issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney. The Company will notify the Holder of any event triggering the right to convert the Securities as specified above in accordance with the Indenture. If the Securities are not in certificated form, Holders must provide notice of their election in accordance with the Applicable Procedures of the Depository.
     If the Company reclassifies its outstanding shares of Common Stock, is a party to a consolidation or merger, or sells or disposes to another Person all or substantially all of the assets of the Company, the right to convert a Security into cash and shares of Common Stock will be changed into a right to convert it into cash and the kind or amount of cash, securities or other property receivable upon such event, in each case in accordance with and subject to the terms and conditions of the Indenture.
     In addition, following certain transactions described in the Indenture (subject to the requirements of Section 5.07 of the Indenture) that occur on or prior to July 1, 2011, that constitute a Make-Whole Fundamental Change, a Holder who elects to convert its Securities in connection with such transaction will be entitled to receive Additional Shares upon conversion.

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     If the Securities are converted after the Close of Business on a Record Date and prior to the Opening of Business on the next Interest Payment Date, including the Maturity Date, Holders of such Securities at the Close of Business on such regular Record Date shall receive the accrued but unpaid interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. In such event, such Security, when surrendered for conversion, must be accompanied by delivery of payment to the Conversion Agent in an amount equal to the accrued but unpaid interest payable on such Interest Payment Date on the portion so converted. If such payment does not accompany such Security, the Security shall not be converted; provided that no such payment shall be required if (1) any overdue interest exists at the time of conversion with respect to the notes being converted but only to the extent of such overdue interest, (2) the Holder surrenders its Securities for conversion after the Close of Business on the Record Date relating to the Interest Payment Date on July 1, 2011 and the Interest Payment Date at the Maturity Date, or (3) such Security has been called for redemption on a Redemption Date within the period between the Close of Business on such Record Date and the Opening of Business on such Interest Payment Date. If the Company defaults in the payment of interest payable on the Interest Payment Date, the Conversion Agent shall promptly repay such funds to the Holder.
     No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Security or Securities for conversion.
     A Security in respect of which a Holder is exercising its right to require repurchase upon a Fundamental Change or repurchase on a Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.
8. Restrictive Covenants.
     The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person, all subject to certain limitations described in the Indenture.
9. Ranking and Guarantees.
     The Securities are general senior unsecured obligations of the Company.
10. Denominations; Transfer; Exchange.
     The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an Interest Payment Date.

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11. Persons Deemed Owners.
     The registered Holder of this Security may be treated as the owner of it for all purposes.
12. Unclaimed Money.
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
13. Amendment, Supplement, Waiver.
     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority of the outstanding principal amount of the Securities, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder in any material respect.
14. Successor Corporation.
     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.
15. Defaults and Remedies.
     Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.
16. Trustee Dealings with Company.
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

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17. No Recourse Against Others.
     No recourse under or upon any obligations, covenant or agreement of the Company contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.
18. Authentication.
     This Security shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Security.
19. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).
20. CUSIP Numbers.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.
21. Governing Law.
     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:
Blackboard Inc.
1899 L Street NW, 11th Floor
Washington, DC 20036
Attention: Treasurer

8

SCHEDULE OF EXCHANGES OF SECURITIES1
     The following exchanges, redemptions, purchases or conversions of a part of this Global Security have been made:

DATE OF DECREASE OR INCREASE	AUTHORIZED SIGNATORY OF SECURITIES	DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY FOLLOWING SUCH DECREASE OR INCREASE

[1]	This schedule to be included if the Security is a Global Security.

9

ASSIGNMENT FORM2
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or tax I.D. No.)
and irrevocably appoint                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature

Signature Guarantee:

Signature
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[2]	This Form and the following Forms to be included only if the Security is a Certificated Security.

10

FORM OF REPURCHASE NOTICE

To:	Blackboard Inc.
               The undersigned registered holder of this Security requests and instructs Blackboard Inc. (the “Company”) to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, on the date specified below under “Date of Requested Repurchase”, in accordance with the terms and conditions specified in paragraph 6 of this Security and Section 3.14 of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing the portion of principal amount hereof not to be so repurchased, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
Dated:

Signature(s)
Fill in for registration of Securities not
repurchased if to be issued other than to
and in the name of the registered holder:

(Name)

(Street Address)

(City, state and zip code)
Please print name and address

Principal amount to be repurchased (if less than all):	$

Date of Requested Repurchase: July 1, 20___
     (specify either July 1, 2011, July 1, 2017 and July 1, 2022)

Certificate number (if applicable):

FORM OF CONVERSION NOTICE
     To convert the entire principal amount represented by this Security into shares of Common Stock and Cash in lieu of any fractional shares, and as provided in the Indenture check the box ☐
     To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000):

     If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)
     The undersigned (the “Applicant”) hereby makes application for the issuance of record to the name of the Applicant of shares of Common Stock.
Dated:

Your Signature:

(Sign exactly as your name appears on the other side of the Security)
Signature Guaranteed
Participant in a Recognized Signature
Guarantee Medallion Program
By:
      Authorized Signatory

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE
U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Corporate Trust Services
Fax: (617) 603-6667
Re: Blackboard Inc. (the “Company”)
3.250% Convertible Senior Notes due July 1, 2027
This is a Fundamental Change Purchase Notice as defined in Section 3.01(c) of the Indenture, dated as of June 20, 2007 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

     $
     I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Section 3.01(a) of the Indenture (in multiples of $1,000):
     $
     I hereby agree that the Securities shall be purchased on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in Article 3 of the Indenture.
Print Name of Holder:
Signature:
                (Sign exactly as your name appears on the other side of this Security)

EXHIBIT B
     The following table sets forth the increase in the Applicable Conversion Rate, expressed as a number of additional shares of Common Stock to be received per $1,000 principal amount of Securities, upon a conversion in connection with a Make-Whole Fundamental Change that occurs in the corresponding period.

	Effective Date
	June 20,	July 1,	July 1,	July 1,	July 1,
Stock Price	2007	2008	2009	2010	2011
$40.03	9.56	9.56	9.56	9.56	9.56
$45.00	8.22	7.61	7.01	6.52	6.80
$50.00	7.32	6.59	5.78	4.91	4.58
$55.00	6.73	5.93	4.99	3.86	2.76
$60.00	6.36	5.52	4.52	3.24	1.25
$65.00	6.11	5.26	4.24	2.91	0.00
$70.00	5.31	4.47	3.46	2.14	0.00
$75.00	4.66	3.85	2.87	1.62	0.00
$80.00	4.14	3.36	2.42	1.25	0.00
$85.00	3.71	2.97	2.08	1.00	0.00
$90.00	3.36	2.65	1.82	0.83	0.00
$95.00	3.06	2.39	1.61	0.71	0.00
$100.00	2.81	2.17	1.44	0.62	0.00
$125.00	1.99	1.50	0.97	0.42	0.00
$150.00	1.53	1.16	0.75	0.33	0.00
$175.00	1.25	0.94	0.62	0.27	0.00
$200.00	1.05	0.79	0.52	0.23	0.00
$225.00	0.90	0.68	0.45	0.20	0.00
$250.00	0.78	0.59	0.39	0.17	0.00
$275.00	0.68	0.52	0.34	0.15	0.00
$300.00	0.61	0.46	0.30	0.13	0.00